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                                                                       Exhibit 8


                              ____________, 1998



Cygnet Financial Corporation
2525 East Camelback Road, Suite 1150
Phoenix, Arizona 85016

      Re: Offering of Rights to Purchase Shares of Common Stock of Cygnet Financial Corporation

Ladies and Gentlemen:

      You have requested our opinion regarding certain federal income tax consequences associated with the issuance to holders of common stock of Ugly Duckling Corporation, a Delaware corporation ("UDC"), by Cygnet Financial Corporation, a Delaware corporation ("Cygnet"), of rights to acquire shares of Cygnet common stock ("Rights") pursuant to the terms of that certain offering of rights ("Rights Offering") more particularly described in the Registration Statement on Form S-1 (File No. 333-57323) filed by Cygnet with the Securities and Exchange Commission on the date hereof (the "Registration Statement") and in that certain Capitalization Agreement dated as of _______________, by and among parties including UDC and Cygnet (the "Capitalization Agreement").

      For purposes hereof, we have assumed that the Rights Offering will take place in accordance with the description thereof in the Registration Statement and the applicable provisions of the Capitalization Agreement.

      Based on the foregoing and on the Internal Revenue Code of 1986, as amended, the regulations promulgated thereunder, and judicial and administrative interpretations thereof, all as in effect on the date hereof, it is our opinion that the statements of law and the conclusions of law included in the Registration Statement under the heading "Federal Income Tax Consequences" are, in all material respects, true, correct, and complete. It is expressly provided that no opinion is expressed regarding any statement, assumption, or opinion regarding factual matters (including, without limitation, the value of the Rights) contained in the Registration Statement or elsewhere.
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Cygnet Financial Corporation
___________, 1998
Page 2


      In addition to the assumptions and limitations set forth above, this opinion is subject to the exceptions, limitations, and qualifications set forth below:

      1. This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations, and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial, or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


      2. This opinion addresses only the federal income tax consequences to holders of Rights in connection with issues relating to the Rights Offering and does not address any other federal or any state, local, or foreign tax consequences.


      3. No opinion is expressed if the Rights Offering is not consummated in accordance with the description thereof in the Registration Statement and the applicable provisions of the Capitalization Agreement.

      4. We understand that this opinion is to be used in connection with the registration of the Rights and the common stock of Cygnet pursuant to the Securities Act of 1933 (the "Act"), as amended. We consent to the filing of this opinion in connection with and as a part of the Registration Statement on Form S-1. We also hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, however, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission thereunder. Except as set forth above, this opinion may not be relied upon for any other purpose.


                                    Yours truly,